Exhibit 10.2

The RealReal, Inc.

August 4, 2025

Todd Suko
Via Email

        Re:     Interim Chief People Officer Compensation

Dear Todd:

We are pleased to inform you that, in connection with your appointment as Interim Chief People Officer of The RealReal, Inc. (the “Company”), effective August 15, 2025, you will be eligible to receive an additional monthly stipend of $10,000 (the “Stipend”), subject to your continued service in this role and payable in accordance with the Company’s normal payroll practices. The Stipend will be prorated for any partial months of service in the role of Interim Chief People Officer. For the avoidance of doubt, the Stipend is incremental to any compensation you are eligible to receive in connection with your role as Chief Legal Officer and Secretary of the Company and will not be considered when determining any annual bonus or long-term incentive awards you may receive during the period in which you serve as Interim Chief People Officer.
The Company and its affiliates may withhold from any amounts payable under this letter agreement such foreign, federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation. The Company and its affiliates are not making any warranties or representations to you with respect to the income tax consequences of the grant or payment of the Stipend, and you are in no manner relying on the Company, its affiliates or any of their respective representatives for an assessment of such tax consequences. You are hereby advised to consult with your own tax advisor with respect to any tax consequences associated with the Stipend.
Nothing contained in this letter agreement (i) confers upon you any right to continue in employment or service with the Company or its affiliates, (ii) constitutes any contract or agreement of employment or service, or (iii) interferes in any way with the right of the Company and its affiliates to terminate your employment or service at any time, with or without cause. This letter agreement will be administered, interpreted and enforced under the laws of the State of California without regard to the conflicts of laws principles thereof. This letter agreement may only be amended by a writing executed by the parties hereto.
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Please indicate your acknowledgement of and acceptance of the terms of this letter agreement by signing in the space indicated below and returning a signed copy of this letter agreement to me at your earliest convenience. Please feel free to contact me should you wish to discuss any aspect of this letter agreement or the Stipend.
Sincerely,

The RealReal, Inc.

s/Rati Sahi Levesque
By:     Rati Sahi Levesque
Its:     President and Chief Executive Officer

Accepted, Acknowledged and Agreed:

s/Todd Suko
Todd Suko

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